UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 27, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06831
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01    Entry into A Material Definitive Agreement

On July 28, 2005, FactSet Research Systems Inc. issued a press release announcing it has agreed to acquire StreamVPN Limited. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of July 28, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	July 27, 2005	/s/ Peter G. Walsh
–––––––––––––––––––
Peter G. Walsh
Chief Financial Officer
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of July 28, 2005

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc. Agrees to Acquire StreamVPN Limited and Creates New Alpha Metrics Division

Norwalk, Connecticut July 28, 2005 – FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced that it has entered into a definitive agreement to acquire all the outstanding capital stock of StreamVPN Limited. The announcement follows the approval of the transaction by FactSet’s board of directors. FactSet will pay consideration of £13,000,000, subject to adjustment based on levels of working capital. In addition, contingent consideration will be payable if certain subscription targets are met during a twelve-month period following the closing of the transaction.

Based in London, with offices in New York and Hong Kong, StreamVPN provides leading brokerage houses and their equity fund management clients worldwide with tools that maximize the value of equity research. StreamVPN’s flagship product, Alpha Network, is specifically designed to enhance the communication between institutional money managers and the brokerage community by providing a platform to consistently filter, track and evaluate high conviction investment ideas. Alpha Network is currently utilized by some of the world’s largest buy-side and sell-side firms throughout Europe, Asia and the United States.

FactSet intends that StreamVPN will constitute a new Alpha Metrics business unit within its global investment management group. The Alpha Metrics unit will provide StreamVPN’s existing products to buy-side and sell-side clients, and pursue the development of new products targeted at the buy-side/sell-side relationship.

“The creation of the new Alpha Metrics unit and the integration of StreamVPN’s Alpha products into FactSet’s core offerings complements our breadth of premium research content and analysis and underscores our commitment to provide even stronger links between the buy-side and sell-side users within our existing client base,” said Michael Frankenfield, FactSet’s Senior Vice President and Director of Sales. “The acquisition of StreamVPN will provide our institutional clients with a suite of sophisticated and innovative tools for capturing and measuring Alpha-generating ideas provided by the sell-side, as well as those ideas generated internally by their own research staff.”

“We are excited about the opportunity to join forces with FactSet and offer our existing and future clients the combined benefits of our analytical tools,” said Simon Merchant, StreamVPN’s CEO and head of the new Alpha Metrics division. “FactSet’s service, with its premium position within the global money management and brokerage community, along with its available research content and analytical applications, is the perfect context for portfolio managers to access the customized flow of investment ideas provided by the Alpha Network.”

About FactSet
FactSet Research Systems Inc. (http://www.factset.com) is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong and Sydney.

About StreamVPN
StreamVPN (http://www.streamvpn.com) provides the world’s leading brokerage houses and their most important equity fund management clients with tools that maximize the value of equity research. The Alpha Network, launched in early 2003, helps fund managers identify and assess the sell-side’s high conviction ideas best suited to their particular investment criteria and has quickly become an industry standard with over 2,000 brokers from more than 100 sell-side firms using the Alpha Network to submit ideas to their most important clients. The Alpha Pool, a service launched in mid-2004, is a system used by both fund managers and brokerage firms to share and track internal ideas. Headquartered in London, StreamVPN has offices in New York City and Hong Kong.

FactSet Press Contacts:
John Wiseman/Denise Edwards
+1 203 810 1000

StreamVPN Press Contacts:
North America
Andrew Sprung/Sprung PR
andrew@sprungpr.com
+1 646 792-3739

Europe
Caroline Hancock/Financial Dynamics
caroline.hancock@fd.com
44 (0)20 7269 7244